UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 9, 2004

VISX, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-10694	06-1161793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Central Expressway
Santa Clara, CA 95051-0703
(Address of principal executive offices, including zip code)

(408) 733-2020
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.03. Material Modifications to Rights of Security Holders
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 2.1
EXHIBIT 4.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement

On November 9, 2004, Advanced Medical Optics, Inc., a Delaware corporation (“AMO”), Vault Merger Corporation (“Merger Sub”), a wholly-owned subsidiary of AMO and a Delaware corporation, and VISX, Incorporated, a Delaware corporation (“VISX”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), as announced in the attached joint press release dated November 9, 2004. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into VISX, with VISX continuing as the surviving corporation and becoming a wholly owned subsidiary of AMO (the “Merger”). The Board of Directors of VISX has approved the Merger and the Merger Agreement and has recommended that the VISX stockholders approve the Merger.

In connection with the Merger, each share of VISX common stock that is outstanding at the effective time of the Merger (the “Effective Time”) will be converted into the right to receive (i) 0.552 shares of common stock of AMO, and (ii) $3.50 in cash without interest (the “Merger Consideration”). Each outstanding option to purchase VISX common stock (a “VISX Stock Option”) that has an exercise price equal to or less than $26.93 will be converted at the Effective Time into an option to acquire AMO common stock and shall become fully vested and immediately exercisable and assumed by AMO. Each VISX Stock Option that has an exercise price in excess of $26.93 shall become fully vested and immediately exercisable at the Effective Time, and the holder of each such option will be notified that if such options are not exercised within 15 days (30 days for options granted under VISX’s 1995 Director Option and Stock Deferral Plan), such options will expire and be of no further force or effect. No fractional shares of AMO’s common stock will be issued as a result of the share exchange.

At November 4, 2004, there were 49,610,200 shares of VISX common stock outstanding. At November 4, 2004, there were outstanding options to purchase 8,425,399 shares of VISX common stock. Of these options, approximately 7,340,849 are expected to be converted into options to acquire AMO’s common stock at the Effective Time.

The completion of the Merger is subject to various customary conditions, including obtaining the approval of the VISX and AMO stockholders and expiration of the applicable waiting period under the Hart-Scott-Rodino Act. The Merger is intended to qualify as a reorganization for federal income tax purposes and to provide for a tax-free exchange of shares.

In connection with the approval of the Merger Agreement, VISX and Equiserve Trust Company, N.A. (the “Rights Agent”) have entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement, dated as of August 3, 2000 and amended on April 25, 2001 and May 15, 2003 (the “Rights Agreement”). The Rights Agreement Amendment is described below.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the Rights Agreement Amendment, copies of which are filed herewith as Exhibits 2.1 and 4.1, respectively, and are incorporated herein by reference. A copy of the joint press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders

In connection with the approval of the Merger Agreement, VISX and the Rights Agent entered into the Rights Agreement Amendment. The Rights Agreement Amendment provides that neither a Distribution Date nor a Stock Acquisition Date (capitalized terms not otherwise defined in this Item 3.03 shall have the meanings ascribed to them in the Rights Agreement) shall be deemed to have occurred, and neither AMO nor Merger Sub shall be deemed to have become an Acquiring Person, and no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, the Rights Agreement, in any such case solely by virtue of (a) the approval, execution or delivery of the Merger Agreement (or any amendment thereto approved in advance by the Board of

Directors of the Company), or (b) the consummation of the transactions contemplated by the Merger Agreement. The Rights Agreement Amendment also redefines Expiration Date to include a potential earlier Effective Time. The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement Amendment, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 9, 2004, by and among Advanced Medical Optics, Inc., Vault Merger Corporation, a wholly-owned subsidiary of AMO, and VISX, Incorporated (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).
4.1	Third Amendment to the Rights Agreement dated as of August 3, 2000 and amended on April 25, 2001 and May 15, 2003, entered into as of November 7, 2004 between VISX, Incorporated and Equiserve Trust Company, N.A.
99.1	Joint Press release issued by Advanced Medical Optics, Inc. and VISX, Incorporated dated November 9, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISX, INCORPORATED
By:	/s/ John F. Runkel, Jr.
John F. Runkel, Jr.
Vice President, General Counsel and Secretary

Date: November 10, 2004

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 9, 2004, by and among Advanced Medical Optics, Inc., Vault Merger Corporation, a wholly-owned subsidiary of AMO, and VISX, Incorporated (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).
4.1	Third Amendment to the Rights Agreement dated as of August 3, 2000 and amended on April 25, 2001 and May 15, 2003, entered into as of November 7, 2004 between VISX, Incorporated and Equiserve Trust Company, N.A.
99.1	Joint Press release issued by Advanced Medical Optics, Inc. and VISX, Incorporated dated November 9, 2004.